Exhibit 10.1 Agreement and Plan of Merger between Preferred Financial Resources,
Inc.  and  Investors  Preferred  Opportunities,   Inc.  dated  August  15,  2003
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AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated this 15th day of August, 2003, is entered into by and between PREFERRED FINANCIAL RESOURCES, INC. Colorado Corporation (hereinafter referred to as "PFR" and "surviving corporation"), and INVESTOR'S PREFERRED ASSETS, INC. , a Nevada corporation, hereinafter "IPO"), hereinafter all referred to collectively as the "Constituent entities;"

     WHEREAS, the Board of Directors and managers, respectively, of each of the constituent entities deems it advisable for the general welfare and advantage of the respective constituent entities and their respective stockholders and members that the constituent entities merge into a single corporation pursuant to this agreement, and the constituent entities respectively desire to so merge pursuant to this agreement and pursuant to the applicable provisions of Title 7 of Colorado Statutes, Sections 7-111-101, et.seq., and Nevada Revised Statutes 92A.100, et. seq. This agreement supersedes all former agreements by and between the parties.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties herein contained, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Terms of Merger: The terms and conditions of such merger (the "Merger") the mode of carrying the same into effect, the manner and basis of converting r exchanging the shares of issued stock of each of the constituent entities, and the manner of dealing with any issued stock of the constituent entities no to be so converted or exchanged, are and shall be as set forth herein.

     2. Surviving Corporation:: On the Effective Date (as hereinafter defined), the separate existence of INVESTOR'S PREFERRED OPPORTUNITIES ("IPO") shall cease, and IPO shall be merged into PREFERRED FINANCIAL RESOURCES, INC. ("PFR"). PFR shall continue its corporate existence and shall be the surviving entity.

     3. Articles of Merger: Articles of Merger in substantially the form attached hereto as Exhibit A (the "Articles of Merger") shall be approved by the holders of at least 2/3 of the common stock of PFR, and a majority of the shareholders of IPO. The Articles of Merger shall be filed with the Colorado Department of State and the Nevada Secretary of State.

     4. Articles of Incorporation: The Articles of Incorporation of PFR, in effect as of the Effective Date, shall be the Articles of Incorporation of the surviving entity.

     5. By-Laws: The By-Laws of PFR, in effect as of the Effective Date, shall be the By-Laws of the surviving entity until thereafter amended.

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     6.  Officers and  Directors:  The  Officers and  Directors of PFR as of the
effective date shall be the officers and directors of the surviving entity until their respective successors are duly elected and qualified.

     7. Conversion of Members' interests: The manner and basis of converting or exchanging the issued stock of each of PFR to the members of each LLC shall be as follows:

          A. On the Effective Date, the shareholders of IPO shall be deemed to have surrendered the same to PFR, and such shareholders shall thereupon be entitled to receive in exchange therefor a certificate representing 1 share of PFR common stock for every common share held in IPO, upon tender of a certificate representing the IPO shares to the Exchange Agent in accordance with the letter of transmittal sent to each shareholder by the Exchange Agent and the terms of the offer of exchange set forth in the Registration Statement to be filed by PFR with the Securities and Exchange Commission on Form S-4.

          B. The exchange of shares contemplated hereby is intended not to give rise to any taxable income to either PFR or SHAREHOLDERS, and the parties hereby adopt this Agreement as a "plan of reorganization" within the meaning of ss.368(a)(1)(B) of the Internal Revenue Code and the United States Treasury Regulations interpreting it. The parties agree to take all necessary steps to assure that no taxable income results from this transaction, and no party shall take any action which would cause the transaction to fail to qualify as such a reorganization.

          C. No fractional shares of PFR common stock shall be issued, but, in lieu thereof, each holder of shares of IPO who would otherwise be entitled to receive a fraction of a share of PFR (after aggregating all fractional shares of PFR common stock to be received by such shareholder) shall be entitled to receive from PFR a whole share of PFR common stock.


     8. Exchange Procedures.

          A. American Stock Registrar & Transfer Co. is hereby appointed to act as the Exchange Agent with respect to the exchange of stock provided hereby, and PFR shall provide American with the requisite corporate resolutions to issue the stock to be issued in connection with the exchange prior to the effective date.

          B. As soon as is practical after the effective date, the Exchange Agent shall mail to each holder of record of a certificate or certificates representing shares of PFR; 1) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the certificate shall pass, only upon the delivery of the certificate to the Exchange Agent), and 2) instructions for use in effecting the tender of the certificate to the Exchange Agent, and subject the requirements and restrictions of any other agreement entered into between PFR and any holder of IPO common stock on or before the effective date, the holder of such certificate shall be entitled to receive in exchange therefor the number of shares of PFR common stock provided by the terms of this Agreement, and the certificate surrendered shall be cancelled. Until surrendered as contemplated by this section, the holder of each such certificate shall be deemed only to have the right to receive upon such surrender the number of such shares of PFR common stock as provided by this Agreement and the provisions of Colorado law.

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          C. In the  event any  certificates  evidencing  shares of ACTON  stock shall have be lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of a declaration of lost certificate, provided, however, that PFR may require, in its discretion, as a condition precedent to the issuance thereof, that the shareholder post a bond in such sum as is necessary to indemnify against any claim that may be made against PFR or the Exchange Agent with respect to the certificates alleged to have been lost; stolen; or destroyed.

     9. Dissenting Members: If the plan of merger contemplated hereby is effected, shareholders of IPO dissenting from the offer of exchange, provided they comply with the provisions of Title 7 of Colorado Statutes, Sections 7-113-102, et. seq., shall be paid the fair value of their interests. If any such dissenting shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, on the effective date, such holder's shares shall be automatically converted into and represent only the right to receive the shares of PFR common stock to which such dissenting shareholder is entitled to under this Agreement. If any dissenting shareholder is entitled to a cash payment, such payment shall be made by IPO.

The method of determining such "fair value" shall be as follows:

          A. The "book value" of IPO shall be calculated by subtracting the liabilities of each entity from its respective assets as of the effective date of the proposed merger;

          B. Said book value shall be divided by the number of common shares outstanding in IPO; and

          C. The resulting figure, multiplied by actual number of shares held by the dissenting shareholder, shall constitute "fair value."

     10. Accounting Matters: Upon the Effective Date:

          A) All of the assets and liabilities of IPO shall be taken up on the books of PFR at the amount at which they shall at that time be carried on the books of IPO, subject to such adjustments, if any, as may be necessary to conform to PFR's accounting procedures, and

          B) All of the rights, privileges, immunities, powers, purposes, and franchises of IPO, and all property; real, personal and mixed, and all debts due to IPO on whichever account shall be vested in PFR, and all property rights, privileges, immunities, powers, purposes and franchises, and all and every other interest shall be thereafter as effectually the property of PFR as they were of IPO, respectively, and all of the debts, liabilities, obligations and duties of IPO shall thenceforth attach to PFR and may be enforced against it to the same extent as if such debts, liabilities, obligations, and duties had been incurred or contracted by PFR.

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     11.  Effective Date: The merger  provided for by this  Agreement,  shall be come effective (the "Effective Date") on that date set forth in PFR's Registration Statement on Form S-4, once that Registration Statement shall have been declared effective by the Securities and Exchange Commission, and the separate existence of IPO, except insofar as continued by statute, shall cease on the date as of which the Articles of Merger, duly advised, approved, signed, acknowledged, and sealed by the constituent entities, have been filed for record with the Colorado Department of State and the Nevada Secretary of State.

     IN WITNESS WHEREOF, IPO and PFR, the entities who are parties to the Merger, have caused this Agreement to be signed in their respective corporate names and on behalf by their respective Presidents and Secretaries for each corporation, as of the date first above written.

PREFERRED RESOURCES, INC.

/s/ Andrew Brown                             By: /s/ Roger Sherman
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Andrew Brown,                                      Roger Sherman,
Secretary                                          President


INVESTORS PREFERRED OPPORTUNITIES, INC.


/s/ Roger Sherman                            By:  /s/ Andrew Brown
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Roger Sherman, Secretary                        Andrew Brown, President